Exhibit 1.1

Oaktree Specialty Lending Corporation

Shares of Common Stock, par value $0.01 per share

Equity Distribution Agreement

February 7, 2022

Keefe, Bruyette & Woods, Inc.

JMP Securities LLC

Raymond James & Associates, Inc.

SMBC Nikko Securities America, Inc.

c/o	Keefe, Bruyette & Woods, Inc.

787 Seventh Avenue, 4th Floor

New York, New York 10019

c/o	JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

c/o	Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

c/o	SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Ladies and Gentlemen:

Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”), each confirms its agreement (this “Agreement”) with Keefe, Bruyette & Woods, Inc., JMP Securities LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc. (each, a “Placement Agent” and collectively, the “Placement Agents”) as follows:

SECTION 1. Description of Securities.

Each of the Company, the Adviser and the Administrator agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Placement Agents, each acting as agent and/or principal, shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), having an aggregate offering price of up to $125,000,000.00 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the shares of Common Stock issued and sold under this Agreement (such shares of Common Stock being referred to herein as the “Securities”) shall be the sole responsibility of the Company, and the Placement Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Placement Agents will be effected pursuant to the Registration Statement (as defined below).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (collectively with the rules and regulations thereunder, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-234798), including a base prospectus, relating to certain securities to be issued from time to time by the Company, including the Securities. Such registration statement was declared effective on January 13, 2020. The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. Except where the context otherwise requires, such registration statement, as amended when it most recently became effective, including all documents filed as part thereof and incorporated or deemed to be incorporated therein by reference, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424 under the Securities Act, relating to the Securities, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Prospectus.” Any reference to the base prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424, in each case after the date of the base prospectus, the Prospectus Supplement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

On January 2, 2008, Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00755) (the “Notification of Election”) was filed with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company elected to be treated as a business development company (“BDC”).

The Company has entered into an amended and restated investment advisory agreement, dated as of March 19, 2021 (the “Investment Advisory Agreement”), with the Adviser, registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has entered into an administration agreement, dated as of September 30, 2019 (the “Administration Agreement”), with the Administrator.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell Securities hereunder (each, a “Placement”), it will notify a Placement Agent (the “Designated Agent”) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time.

If the Designated Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Designated Agent will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Placement Agents, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B setting forth the terms that Placement Agents are willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Agent until the Company delivers to the Designated Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Designated Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the term period during which sales are requested to be made, if any, specified in the Placement Notice has expired, (iii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice to the Designated Agent with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13, or (v) the Company or the Designated Agent shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor any Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to such Designated Agent and either (i) the Designated Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Designated Agent.

Subject to the provisions of Section 6(a), the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 6(b) below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the

Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The Nasdaq Global Select Market (“Nasdaq”), on any other existing trading market for the Common Stock, or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may also sell Placement Securities by any other method permitted by law, including but not limited to, in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4. Suspension of Sales.

The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Placement Agents as of the date hereof and as of each Representation Date (as defined in Section 7(n)(ii) below) on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined in Section 6(b) below), and agrees with the Placement Agents as follows:

(1) The Registration Statement was initially declared effective by the Commission not earlier than three years prior to the date hereof; the Company is eligible to use Form N-2; the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, have been declared effective by the Commission in such form; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement has been received by the Company;

(2) The Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder;

(3) For the purposes of this Agreement, the “Applicable Time” means the time of each sale of any Securities pursuant to this Agreement. The Prospectus, as of the date hereof and as of each Representation Date, Applicable Time and Settlement Date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Content (as hereinafter defined);

(4) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Investment Company Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment or supplement thereto, at each of the Representation Date, Applicable Time and Settlement Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Content; and there are no contracts or agreements that are required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement that have not been so described and filed as required;

(5) The documents incorporated by reference in each of the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(6) None of the consolidated subsidiaries of the Company listed on Annex A hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”) nor the Company has sustained (i) since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving or entry into a transaction or agreement that would result in a material adverse change, or reasonably be expected to result in a material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or the Company’s obligations under this Agreement (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth in the Prospectus; and, as of December 31, 2021, the Company had no other subsidiaries that constituted “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X);

(7) The Company owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(8) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and has been duly qualified as a foreign corporation or entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(9) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the Prospectus. All of the issued equity capital of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except as described in the Prospectus, is owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party;

(10) The Securities to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered by the Company against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any security holder of the Company or any other person. The Securities will conform in all material respects to the description of the Securities contained in the Prospectus, and the offer and sale of the Securities as contemplated hereby has been approved by all necessary corporate action;

(11) This Agreement has been duly authorized, executed and delivered by the Company; each of the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and each constitutes a valid, binding and enforceable agreement of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”); and the Investment Advisory Agreement has been approved by the Company’s board of directors and stockholders in accordance with Section 15 of the Investment Company Act, contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act and otherwise complies in all material respects with the requirements of the Advisers Act and the Investment Company Act;

(12) None of the execution, delivery and performance of this Agreement, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or (ii) result in any violation of the provisions of the Restated Certificate of Incorporation (as corrected and amended, the “Restated Certificate of Incorporation”) or the Fourth Amended and Restated Bylaws (the “Bylaws”) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, except the registration under the Securities Act of the Securities, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities pursuant to this Agreement and such consents, approvals, authorization, registrations or qualifications which have been obtained or effected;

(13) Neither the Company nor any of its Subsidiaries is (i) in violation of its Restated Certificate of Incorporation, Bylaws or any other organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for such defaults that would not result in a Material Adverse Change;

(14) The statements set forth in the Prospectus under the caption “Description of Our Capital Stock,” insofar as they purport to constitute a summary of laws referred to therein and of the provisions of the Restated Certificate of Incorporation and Bylaws, and under the captions “Material U.S. Federal Income Tax Considerations” and “Plan of Distribution”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(15) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be required to register as an investment company under the Investment Company Act;

(16) Other than as set forth in the Prospectus, there are no legal or governmental proceedings or regulatory actions, claims, suits, proceedings or, to the Company’s knowledge, investigations or inquiries (“Actions”) pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate result in a Material Adverse Change or materially adversely affect the ability of the Company to consummate the transactions contemplated hereunder; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus;

(17) The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act; no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; and such election has not been withdrawn. The provisions of the Restated Certificate of Incorporation and Bylaws and compliance by the Company with the investment objective, policies and restrictions described in the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company;

(18) Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants of the Company as required by the Securities Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

(19) The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved;

(20) The Company maintains a system of internal accounting and other controls that complies with the requirements of the Exchange Act and has been designed by or under the supervision of its principal executive and principal financial officers, or persons performing similar functions, and that is sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code (as defined below); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act) and (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(21) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures comply with the requirements of the Exchange Act and have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act;

(22) Except as disclosed in the Prospectus, there are no agreements requiring the registration under the Securities Act of the Company’s capital stock;

(23) The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Prospectus which are necessary for the conduct of its businesses (collectively, the “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Change;

(24) Neither the Company nor any Subsidiary has received any written notice of any claim relating to Intellectual Property; and to the knowledge of the Company, the Intellectual Property of the Company and each of the Subsidiaries is not being infringed, misappropriated or otherwise violated by any person;

(25) The Company maintains insurance covering its properties, operations, personnel and businesses, including business interruption insurance, as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Subsidiaries and their respective businesses; all such insurance is fully in force and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(26) Other than excepted activity pursuant to Regulation M, neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(27) All of the information provided to the Placement Agents or to counsel for the Placement Agents by the Company and, to the knowledge of the Company, its officers and directors in connection with letters, filings or other supplemental information provided to the FINRA (as defined below) pursuant to FINRA Conduct Rules 5110 or 5121 is true, complete and correct in all material respects; and, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or securityholders, except as set forth in the Registration Statement and the Prospectus or disclosed by the Company in writing to the Placement Agents;

(28) Except as disclosed in the Prospectus, no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Advisers Act;

(29) The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;

(30) The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement or the Prospectus;

(31) None of the persons identified as “independent directors” in the Registration Statement or the Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act;

(32) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus, which is not so described;

(33) The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds of the offering of the Securities and to continue to conduct its activities in such a manner as to continue to comply with the requirements for qualification as a RIC under Subchapter M of the Code;

(34) Each of the Company and its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Change) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been included on the books and records of the Company or as would not result in a Material Adverse Change; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets;

(35) The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and its Subsidiaries and (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, except for such failure to comply which would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change;

(36) Neither the Company, the Subsidiaries nor any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in or that has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company has instituted, maintains and enforces policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(37) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(38) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries or any person or entity to whom the Company or any of its Subsidiaries has made loans, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. Since October 17, 2017, the Company and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country;

(39) The Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change;

(40) The Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the Commission’s published rules promulgated thereunder; and

(41) The Company is not an ineligible issuer as defined under the Securities Act at the times specified in the Securities Act in connection with the offering of the Securities.

(b) The Adviser represents and warrants to the Placement Agents as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Placement Agents as follows:

(1) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the execution of this Agreement), (A) the Adviser has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (B) there has not been any material adverse change, or any development involving or entry into a transaction or agreement that would result in a prospective material adverse change, in or affecting the general affairs, management, financial position, members’ equity or results of operations of the Adviser (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change”), otherwise than as set forth or contemplated in the Prospectus;

(2) The Adviser has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(3) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus;

(4) This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser, subject, as to enforcement, to the Enforceability Exceptions;

(5) None of the execution, delivery and performance of this Agreement or the Investment Advisory Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Adviser pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Adviser or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the limited liability company agreement of the Adviser or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in an Adviser Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Investment Advisory Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser, including the conduct of its business, except such as have been obtained under the Securities Act, the Investment Company Act and the Advisers Act;

(6) There are no legal or governmental proceedings or regulatory actions, claims, suits, proceedings or, to the Adviser’s knowledge, investigations or inquiries pending to which the Adviser is a party or of which any of its property is the subject which, if determined adversely to the Adviser would individually or in the aggregate materially adversely affect the Adviser’s ability to properly render services to the Company or result in an Adviser Material Adverse Change or materially adversely affect the ability of the Adviser to consummate the transactions contemplated hereunder and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(7) The Adviser is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not result in an Adviser Material Adverse Change;

(8) The Adviser possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Change;

(9) The descriptions of the Adviser and its principals and business, and the statements attributable to the Adviser, in the Registration Statement and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(10) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Advisory Agreement; the Adviser owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the Prospectus;

(11) The Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Adviser;

(12) The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(13) The Adviser has not taken, nor will the Adviser take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action being taken by any affiliates of the Adviser;

(14) The Adviser maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Adviser and its businesses; all such insurance is fully in force and effect;

(15) Neither the Adviser nor any of its subsidiaries, nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or other person acting on behalf of the Adviser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(16) The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened;

(17) Neither the Adviser nor any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or person acting on behalf of the Adviser or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and the Adviser will not cause the Company to use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(18) The IT Systems of the Adviser and of its affiliates to which the Adviser has access are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Adviser as currently conducted and, to the Adviser’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Change. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Change. The Adviser is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Change.

(c) The Administrator represents and warrants to the Placement Agents as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 7(n) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with the Placement Agents as follows:

(1) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the execution of this Agreement), (A) the Administrator has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (B) there has not been any material adverse change, or any development involving or entry into a transaction or agreement that would result in a prospective material adverse change, in or affecting the general affairs, management, financial position, members’ equity or results of operations of the Administrator (any such change or development is hereinafter referred to as an “Administrator Material Adverse Change”), otherwise than as set forth or contemplated in the Prospectus;

(2) The Administrator has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(3) This Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator, subject, as to enforcement, to the Enforceability Exceptions;

(4) None of the execution, delivery and performance of this Agreement or the Administration Agreement, or the consummation of transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Administrator or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Administrator or any of its subsidiaries is a party or by which the Administrator or any of its subsidiaries is bound or to which any of the property or assets of the Administrator or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the organizational documents of the Administrator or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Administrator or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in an Administrator Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Administrator, including the conduct of its business, except such as have been obtained;

(5) There are no legal or governmental proceedings or regulatory actions, claims, suits, proceedings or, to the Adviser’s knowledge, investigations or inquiries pending to which the Administrator is a party or of which any of its property is the subject which, if determined adversely to the Administrator would individually or in the aggregate result in an Administrator Material Adverse Change or materially adversely affect the ability of the Administrator to consummate the transactions contemplated hereunder and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(6) The Administrator is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for such defaults that would not result in an Administrator Material Adverse Change;

(7) The Administrator possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Change;

(8) The descriptions of the Administrator and its principals and business, and the statements attributable to the Administrator, in the Registration Statement and the Prospectus, if any, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary required to be stated therein or necessary to make the statements therein not misleading;

(9) The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Administration Agreement; the Administrator owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement and the Prospectus;

(10) The Administrator is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Administrator or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Administrator;

(11) The Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(12) The Administrator has not taken, nor will the Administrator take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Administrator is not aware of any such action being taken by any affiliates of the Administrator;

(13) The Administrator maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Administrator and its businesses; all such insurance is in full force and effect;

(14) The operations of the Administrator and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Administrator, threatened;

(15) Neither the Administrator nor any of its subsidiaries nor, to the knowledge of the Administrator, any director, officer, agent, employee, affiliate or person acting on behalf of the Administrator or any of its subsidiaries is currently subject to any U.S. sanctions administered by the OFAC; and

(16) The Administrator’s use of the IT Systems to which it has access to in connection with the operation of the business of the Administrator is in compliance in all material respects with the controls, policies, procedures and safeguards related to the IT Systems and the Administrator maintains and protects material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all Personal Data) used in connection with its business. The Administrator is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Change.

(d) Certificates. Any certificate signed by any officer of the Company, the Adviser or the Administrator and delivered to the Placement Agents or to counsel for the Placement Agents shall be deemed a representation and warranty by the Company, the Adviser or the Administrator, as the case may be, to the Placement Agents as to the matters covered thereby.

SECTION 6. Sale and Delivery; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Designated Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company, the Adviser and the Administrator acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, (ii) the Designated Agent will incur no liability or obligation to the Company, the Adviser, the Administrator or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Designated Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day following the date on which such sales are made or such other date as may be mutually agreed by the Company and the Designated Agent (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent at which such Placement Securities were sold, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System, or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that, in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold the Designated Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities if, after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Placement Agents in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price (net of the Placement Agents’ commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof) lower than the Company’s then current net asset value per share (as calculated pursuant to Section 23(b) of the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act.

(e) Sales Through Placement Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Placement Securities of the Company shall only be effected by or through only a single Designated Agent on any single given date, and in no event shall the Company request that more than one Placement Agent sell Securities on the same day; provided however that (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instruction governing such securities and (B) sales solely to employees, directors or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such person and (ii) such limitation shall not apply (x) on any day during which no sales are made pursuant to this Agreement or (y) during a period in which the Company has notified the Placement Agents that it will not sell Common Stock under this Agreement and (1) no Placement Notice is pending or (2) after a Placement Notice has been withdrawn.

(f) Restrictions on Sales. Notwithstanding any other provision of this Agreement, except as may be mutually agreed by the Company and the Placement Agents, the Company and the Placement Agents agree that no sales of Placement Securities shall take place, and the Company shall not request the sale of any Placement Securities that would be sold, and no Placement Agent shall be obligated to sell, (i) with respect to the Company’s quarterly filings on Form 10-Q, during any period commencing upon the end of each fiscal quarter and ending on the date on which the Company files with the Commission updated financial and other information as of the end of the Company’s most recent quarterly period (the “10-Q Filing”), (ii) with respect to the Company’s annual report filings on Form 10-K, during any period following the end of the Company’s fiscal year and ending on the date on which the Company files with the Commission updated audited financial and other information as of the end of the Company’s most recent fiscal year (the “10-K Filing”), and (iii) with respect to the Company’s current reports on Form 8-K that are “filed” with the Commission and not “furnished,” during any period commencing on the date of the event causing the filing of the Form 8-K and ending on the date on which the Company files with the Commission such Form 8-K (the “8-K Filing”) (each of a 10-Q Filing, a 10-K Filing and/or an 8-K Filing shall also be referred to herein as an “SEC Filing”). Notwithstanding the foregoing, no sales of Securities shall take place, and the Company shall not request the sale of any Securities that would be sold, and Placement Agents shall not be obligated to sell, during any period in which the Company is in possession of material non-public information.

SECTION 7. Covenants of the Company, the Adviser and the Administrator. Each of the Company, the Adviser and the Administrator covenants with the Placement Agents as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Placement Agents under the Securities Act (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), the Company will notify the Placement Agents promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission with respect to the Registration Statement or Prospectus or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424. The Company will also promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 424, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b) Notice of Commission Stop Orders. The Company will advise the Placement Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use commercially reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Prospectus. The Company will furnish to the Placement Agents and its counsel (at the expense of the Company) copies of the Prospectus and all amendments and supplements to the Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, but in no event later than two business days after such filing, and in such quantities and at such locations as Placement Agents may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Placement Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Placement Agents or the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Placement Agents to suspend the offering of Placement Securities during such period.

(e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Placement Agents, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Placement Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement and the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Placement Agents under the Securities Act with respect to a pending sale of the Placement Securities, the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on Nasdaq.

(i) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Investment Company Act within the time periods required by the Exchange Act and the Investment Company Act, as the case may be.

(j) Notice of Other Sales. The Company will not, without (i) giving the Placement Agents at least one (1) business day prior written notice and (ii) the Placement Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Placement Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing, or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock to be offered and sold through Placement Agents pursuant to this Agreement, and (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time.

(k) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Placement Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Placement Agents pursuant to this Agreement.

(l) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Placement Agents or their agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Placement Agents may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 7(l) will include, without limitation, during the term of this Agreement, upon Placement Agents’ request, a quarterly diligence conference to occur within five business days after the filing of the Company’s quarterly report on Form 10-Q or annual report on Form 10-K, as applicable, whereby the Company will make appropriate senior corporate officers available to address diligence inquiries of Placement Agents and will provide such additional information and documents as Placement Agents may reasonably request.

(m) Disclosure of Sales. The Company will disclose in each 10-K Filing and 10-Q Filing the number of Placement Securities sold through the Placement Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Placement Agents with respect to such Placement Securities.

(n) Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(i) each time the Company:

(A) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities (other than (i) by an amendment or supplement that is filed solely to report sales of the Securities pursuant to this Agreement, (ii) in connection with the filing of any 8-K Filing (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (B) and (C) below, or (iii) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Common Stock and any debt securities of the Company);

(B) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto containing financial information;

(C) the Company files a quarterly report on Form 10-Q under the Exchange Act; and

(D) each time Securities are delivered to the Placement Agents as principal on a Settlement Date; and

(ii) at any other time reasonably requested by the Placement Agents (each such date of filing of one or more of the documents referred to in clauses (i)(A) and (D) above and any time of request pursuant to this Section 7(n) shall be a “Representation Date”), each of the Company, the Adviser and the Administrator shall furnish Placement Agents with a certificate, in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Placement Agents with a certificate under this Section 7(n), then before the Company delivers the Placement Notice or Placement Agents sell any Placement Securities, each of the Company, the Adviser and the Administrator shall provide Placement Agents with a certificate, in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, dated the date of the Placement Notice.

(o) Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company, the Adviser and the Administrator are obligated to deliver a certificate in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agents the written opinion of Proskauer Rose LLP (“Company Counsel”), or other counsel satisfactory to the Placement Agents, in form and substance reasonably satisfactory to the Placement Agents, dated the date such opinion is delivered.

(p) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and within three (3) Trading Days of each Representation Date with respect to which the Company, the Adviser and the Administrator are obligated to deliver a certificate in the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, for which no waiver is applicable, the Company shall cause Ernst & Young LLP (or any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish to the Placement Agents letters (collectively, the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings with respect to the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus.

(q) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities, or pay anyone any compensation for soliciting purchases of the Securities other than Placement Agents; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(r) Business Development Company. The Company, during a period of two years from the effective date of the Registration Statement, will use its best reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of its board of directors and a vote of the stockholders as required by Section 58 of the Investment Company Act, or any successor provision.

(s) Compliance with Laws. The Company will use its reasonable efforts to comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Investment Company Act and the Sarbanes-Oxley Act.

(t) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Securities, it shall promptly notify the Placement Agents, and sales of the Securities and any Placement Notice shall be suspended until that or other exemptive provisions have been satisfied in the judgment of the Company and Placement Agents.

(u) Status as Regulated Investment Company. The Company will maintain its qualification as a “regulated investment company” under Subchapter M of the Code for so long as the Company remains a BDC regulated under the Investment Company Act.

(v) Custodian and Transfer Agent. The Company will maintain a custodian and a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(w) Depository Trust Company. The Company will use its commercially reasonable efforts to cause the Securities to continue to be eligible for clearance through The Depository Trust Company.

SECTION 8. Payment of Expenses. The Company shall pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in connection therewith, (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Placement Agents; (iii) the cost of printing or producing any agreement among Placement Agents, this Agreement, any blue sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) the preparation, issuance and delivery of the certificates for the Securities to the Placement Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Placement Agents; (v) the fees and disbursements of the counsel, accountants and other advisers to the Company; (vi) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(A)(b) hereof, including the fees and disbursements of counsel for the Placement Agents in connection with such qualification and in connection with any blue sky survey; (vii) all fees and expenses in connection with listing the Securities on Nasdaq; (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities; (ix) any fees charged by rating agencies for rating the Securities; (x) any filing fees incident to any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities; (xi) the expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (xii) the fees and expenses of counsel to the Placement Agents in an amount not to exceed (A) $40,000 in connection with the initial due diligence, the preparation of this Agreement and the transactions contemplated by this Agreement and (B) $7,500 per fiscal quarter thereafter during the term of this Agreement, which amounts shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Securities; and (xiii) all other costs and expenses incident to the performance by the Company, the Adviser and the Administrator of their obligations hereunder which are not otherwise specifically provided for in this Section.

SECTION 9. Conditions of Placement Agents’ Obligations. The obligations of the Placement Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company, the Adviser and the Administrator contained in this Agreement or in certificates of any officer of the Company, the Adviser or the Administrator delivered pursuant to the provisions hereof, to the performance by the Company, the Adviser or the Administrator of the covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable), and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries or the Adviser or the Administrator of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration

Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Opinions of Counsel. Placement Agents shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(o) on or before the date on which such delivery of such opinion is required pursuant to Section 7(o), and the favorable opinion of counsel to the Placement Agents.

(d) Representation Certificate. The Placement Agents shall have received the certificate required to be delivered pursuant to Section 7(n) on or before the date on which delivery of such certificate is required pursuant to Section 7(n).

(e) Accountants’ Comfort Letter. The Placement Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such letter and certificate are required pursuant to Section 7(p).

(f) No Suspension. Trading in the Common Stock shall not have been suspended on Nasdaq.

(g) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(n), counsel for the Placement Agents shall have been furnished with such certificates, letters, opinions and other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(h) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act, or such other rules under the Securities Act as may be applicable to the Company, to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424, or such other rules under the Securities Act as may be applicable to the Company.

(i) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agents by notice to the Company, and such termination shall be without liability of any party to any other party except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 16 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) The Company will indemnify and hold harmless each Placement Agent and its directors, officers and selling agents, each person, if any, who controls any Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Control Person”) and each affiliate of a Placement Agent within the meaning of Rule 405 under the Securities Act (an “Affiliate”) from and against any and all losses, claims, damages or liabilities, joint or several, to which such Placement Agent, Control Person or Affiliate may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Placement Agent, Control Person or Affiliate for any legal or other expenses reasonably incurred by such Placement Agent, Control Person or Affiliate in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any disclosure in reliance upon and in strict conformity with the Agent Content.

(b) The Adviser and the Administrator, severally and not jointly, will indemnify and hold harmless each Placement Agent, each Control Person and each Affiliate from and against any losses, claims, damages or liabilities, joint or several, to which such Placement Agent, Control Person or Affiliate may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Placement Agent, Control Person or Affiliate for any legal or other expenses reasonably incurred by such Placement Agent, Control Person or Affiliate in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any disclosure, in reliance upon and in conformity with written information furnished to the Company by the Adviser (in the case of the Adviser) or the Administrator (in the case of the Administrator), respectively.

(c) Each Placement Agent will indemnify and hold harmless the Company, the Adviser and the Administrator against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any disclosure, in reliance upon and in conformity with written information furnished to the Company by the Placement Agents expressly for use therein; and will reimburse the Company, the Adviser and the Administrator for any legal or other expenses reasonably incurred by the Company, the Advisor and the Administrator in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by any Placement Agent consists of the following information in the Prospectus furnished on behalf of the Placement Agents (collectively, the “Agent Content”): under the caption “Plan of Distribution,” the legal names of Placement Agents.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 9(a), (b) or (c) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and Placement Agents on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Adviser and the Administrator on the one hand and Placement Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Adviser and the Administrator on the one hand and Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Placement Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser or the Administrator on the one hand or Placement Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser and the

Administrator and Placement Agents agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The obligations of the Company, the Adviser and the Administrator under this Section 10 shall be in addition to any liability which the Company, the Adviser and the Administrator may otherwise have and shall extend, upon the same terms and conditions, to each director, officer and selling agent of Placement Agents, each person, if any, who controls Placement Agents within the meaning of the Securities Act and each affiliate of Placement Agents; and the obligations of Placement Agents under this Section 10 shall be in addition to any liability which Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Adviser and to each person, if any, who controls the Company, the Adviser and the Administrator within the meaning of the Securities Act. No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser, the Administrator and Placement Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of Placement Agents or any controlling person of Placement Agents, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

SECTION 12. Termination of Agreement.

(a) The Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(b) Each Placement Agent shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through Placement Agents on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), or (c) above or otherwise by mutual agreement of the parties.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(f) If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 5, 10, 16 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agents shall be delivered or sent by mail or overnight mail to: Keefe, Bruyette & Woods, Inc. at 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, facsimile: 212-658-6137; JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, Facsimile: (415) 835-8920, Attention: Equity Securities; Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, Florida 33716, facsimile No. (901) 579-4891 and (727) 567-8750, Attention: Larry M. Herman, Managing Director/Financial Services Investment Banking and Thomas Donegan, General Counsel/Global Equities & Investment Banking; and SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Michelle Petropoulos, Michael A. Walsh, Gianpaolo Arpaia, and Jason Harman, with a copy to Dechert LLP, 1900 K Street NW, Washington, DC 20006, Attention: Matthew Carter and if to the Company, the Adviser or the Administrator shall be delivered or sent by mail or overnight mail to the Company at 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071, Attention: Secretary, with a copy to Proskauer Rose LLP at 1001 Pennsylvania Avenue NW, Suite 600 South, Washington, DC 20004, Attention: William J. Tuttle.

SECTION 14. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, Placement Agents, the Company, the Adviser and the Administrator and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or Placement Agents, and, to the extent provided in Section 9 hereof, the affiliates of Placement Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from Placement Agents shall be deemed a successor or assign by reason merely of such purchase.

SECTION 15. Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE COMPANY, THE ADVISER, THE ADMINISTRATOR AND EACH PLACEMENT AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Adviser and the Administrator each consents to the jurisdiction of such courts and personal service with respect thereto. The Company, the Adviser and the Administrator each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Placement Agents or any indemnified party. Placement Agents and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator (each on its behalf and, to the extent permitted by applicable law, its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company, the Adviser and the Administrator each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which any of the Company, the Adviser and the Administrator each is or may be subject, by suit upon such judgment.

SECTION 16. Absence of Fiduciary Relationship. Each of the Company, the Adviser and the Administrator hereby acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Adviser and the Administrator on the one hand, and Placement Agents, on the other, (ii) in connection therewith and with the process leading to such transaction Placement Agents are acting solely as a principal and not the agent or fiduciary of the Company, (iii) Placement Agents have not assumed an advisory or fiduciary responsibility in favor of the Company, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether Placement Agents have advised or is currently advising the Company on other matters) or any other obligation to the Company, the Adviser or the Administrator except the obligations expressly set forth in this Agreement and (iv) each of the Company, the Adviser or the Administrator has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company, the Adviser and the Administrator agrees that it will not claim that Placement Agents have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, the Adviser and the Administrator in connection with such transaction or the process leading thereto.

SECTION 17. Entire Agreement; Amendment. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Adviser and the Administrator on the one hand and Placement Agents on the other, or any of them, with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 18. Counterparts. THIS AGREEMENT MAY BE EXECUTED BY ANYONE OR MORE OF THE PARTIES HERETO IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE AN ORIGINAL, BUT ALL SUCH COUNTERPARTS SHALL TOGETHER CONSTITUTE ONE AND THE SAME INSTRUMENT. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Placement Agents, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Placement Agents, the Company, the Adviser and the Administrator.

[Signature pages to follow]

Very truly yours,

OAKTREE SPECIALTY LENDING CORPORATION

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Secretary

OAKTREE FUND ADVISORS, LLC

By:	Oaktree Capital II, L.P.
Its:	Managing Member

By:	/s/ Matthew Stewart
Name:	Matthew Stewart
Title:	Authorized Signatory

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Authorized Signatory

OAKTREE FUND ADMINISTRATION, LLC

By:	Oaktree Capital Management, L.P.
Its:	Managing Member

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	Senior Vice President

By:	/s/ Christopher McKown
Name:	Christopher McKown
Title:	Managing Director

[Signature Page to the Equity Distribution Agreement]

Accepted as of the date hereof:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Allen G. Laufenberg
Name:	Allen G. Laufenberg
Title:	Managing Director

JMP SECURITIES LLC

By:	/s/ Jorge Solares-Parkhurst
Name:	Jorge Solares-Parkhurst
Title:	Managing Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Larry M. Herman
Name:	Larry M. Herman
Title:	Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name:	Michelle Petropoulos
Title:	Managing Director

[Signature Page to the Equity Distribution Agreement]

ANNEX A

1. OCSL Senior Funding II LLC

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

To:	[ ]

Cc:	[ ]

Date:	[ ], 20[ ]

Subject:	Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement by and among Oaktree Specialty Lending Corporation (the “Company”), Oaktree Fund Advisors, LLC and Oaktree Fund Administration, LLC, and Keefe, Bruyette & Woods, Inc., JMP Securities LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc., dated February 7, 2022 (the “Agreement”), I hereby request on behalf of the Company that [Designated Agent] sell up to [XXX,XXX] shares (the “Placement Securities”) of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[XX.XX] per share.

The time period during which sales are requested to be made shall be                     .

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY THE DESIGNATED AGENT, AND/OR THE CAPACITY IN WHICH THE DESIGNATED AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]

Sincerely,

[    ]

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

EXHIBIT C

COMPENSATION

The Designated Agent shall be paid compensation in an amount equal to up to 1.50% of the gross proceeds from the Securities sold pursuant to this Agreement.

EXHIBIT D-1

OAKTREE SPECIALTY LENDING CORPORATION

FORM OF OFFICERS’ CERTIFICATE

[Date]

The undersigned, the [Chief Executive Officer][President][Chief Financial Officer][Chief Operating Officer] of Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), pursuant to Section 7(n) of the Equity Distribution Agreement, dated as of February 7, 2022 (the “Equity Distribution Agreement”), by and among the Company, Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”), and Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”), and Keefe, Bruyette & Woods, Inc., JMP Securities LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc. (each, a “Placement Agent” and collectively, “Placement Agents”), providing for the offer and sale by the Company to the Placement Agents of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $125,000,000, hereby certify that they are authorized to execute this Officers’ Certificate in the name and on behalf of the Company.

Each of the undersigned also hereby certifies, on behalf of the Company, in his respective capacity as Chief Executive Officer, that:

(1)	the representations and warranties of the Company in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof;

(2)

the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Equity Distribution Agreement;

(3)

no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission; and

(4)

there has not been, since the date of the Equity Distribution Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:
Name:
Title:

D-1-2

EXHIBIT D-2

[OAKTREE FUND ADVISORS, LLC] [OAKTREE FUND ADMINISTRATION, LLC]

FORM OF OFFICERS’ CERTIFICATE

[Date]

The undersigned, the [                    ] of [Oaktree Fund Advisors, LLC][Oaktree Fund Administration, LLC], a Delaware limited liability company (the “[Adviser][Administrator]”), pursuant to Section 7(n) of the Equity Distribution Agreement, dated as of February 7, 2022 (the “Equity Distribution Agreement”), by and among Oaktree Specialty Lending Corporation, a Delaware corporation (the “Company”), [Oaktree Fund Advisors, LLC, a Delaware limited liability company (the “Adviser”)][the Adviser], and [Oaktree Fund Administration, LLC, a Delaware limited liability company (the “Administrator”)][the Administrator], and Keefe, Bruyette & Woods, Inc., JMP Securities LLC, Raymond James & Associates, Inc. and SMBC Nikko Securities America, Inc. (each, a “Placement Agent” and collectively, “Placement Agents”), providing for the offer and sale by the Company to the Placement Agents of shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $125,000,000, hereby certify that they are authorized to execute this Officers’ Certificate in the name and on behalf of the [Adviser][Administrator].

Each of the undersigned also hereby certifies, on behalf of the [Adviser][Administrator], in his respective capacity as [                    ], that:

(1)

the representations and warranties of the [Adviser][Administrator] in the Equity Distribution Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof; and

(2)

the [Adviser][Administrator] has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[Signature page follows]

IN WITNESS WHEREOF, we have hereunto set our hands as of the date first written above.

By:
Name:
Title: